Brunswick Corporation 26125 N. Riverwoods Blvd., Suite 500, Mettawa, IL 60045
Telephone 847.735.4700

Release:	IMMEDIATE
Contact:	Brent Dahl
Vice President
Phone:	847-735-4039

Contact:	Lee Gordon
Director - Global Public Relations & Communications
Phone:	847-735-4003
Email:	lee.gordon@brunswick.com

Brunswick Reports Second Quarter Results

Strong Retail Demand and Strength in Aftermarket Parts & Accessories Business

Second Quarter GAAP Diluted EPS of $0.89 and As Adjusted Diluted EPS of $0.99; Free Cash Flow of $268M

Boat Pipeline Inventories at 23 Weeks on Hand, 34% Fewer Boats in Dealer Inventory vs. End of Q2 2019

Anticipate Second-Half 2020 Revenue and Operating Earnings to Exceed Second-Half 2019
METTAWA, Ill., July 30, 2020 -- Brunswick Corporation (NYSE: BC) today reported results for the second quarter of 2020:
Second Quarter 2020 Highlights:

	Q2 2020
$ millions (except per share data)	GAAP	(Decr) vs. Q2 2019	As Adjusted	(Decr) vs. Q2 2019
Net Sales	$987.8	(15.1)%	$987.8	(15.2)%
Operating Earnings	$107.0	(34.2)%	$117.9	(34.5)%
Operating Margin	10.8%	(320) bps	11.9%	(360) bps
Diluted EPS	$0.89		$0.99

bps = basis points
"Our second quarter performance again demonstrated the power of our marine-focused portfolio despite the unprecedented disruption to the global economy resulting from the COVID-19 pandemic," said Brunswick Chief Executive Officer David Foulkes. "Our operations and supply-chain teams did a wonderful job of quickly and safely restarting and ramping-up our global production facilities, while rigorously applying our COVID-19 health and safety protocols. We continue to enhance these protocols to keep our 13,000 global employees safe, and I want to thank them for all their hard work, sacrifice, and vigilance during this challenging time.

All our businesses outperformed our expectations in the quarter. Our resilient, aftermarket-driven parts and accessories business supported consumers as stay-at-home restrictions were lifted and boaters returned to the water in force. Demand in the U.S. retail marine market accelerated into May and June resulting in robust new boat and engine sales, with sales to first-time purchasers or returning lapsed boaters representing approximately half of new boat sales. This surge in demand, together with the suspension of production at most of our manufacturing facilities from late-March into mid-April due to the pandemic, resulted in our lowest mid-season pipeline inventory levels in almost twenty years, with 34% fewer boats in dealer inventory versus the second quarter of 2019.

This strengthening demand, combined with market share gains, resulted in stronger top-line, earnings, and cash flow performance than anticipated. As evidenced by Mercury's announced partnership with BRP as its global outboard engine supplier of choice, our Mercury lineup of industry-leading products is driving continued share gains in areas where we have concentrated our investment. Our boat business remained profitable in the quarter despite significantly lower volume in April due to the shutdowns, and our businesses de-levered consistent with the assumptions provided on the first quarter earnings call. Finally, Freedom Boat Club continues to exceed our expectations, as evidenced by its growth to 33,000 memberships company-wide, with over 4,600 new memberships added in the second quarter alone. The Freedom fleet now exceeds 3,000 boats, with strong sales of Brunswick products into the franchise network.

Uncertainty in the global economy remains as a result of the unpredictable trajectory of the pandemic, and we will continue to focus on controlling costs through structural cost reduction actions, while remaining flexible with our capital strategy to enable investments in new products and technology. Absent significant additional disruption to demand or to our operations, we believe that these investments, together with the continued successful execution of our strategic plan, allow our 2022 financial targets, shared at our Investor Day in February, to remain in reach," Foulkes concluded.

Reportable Segment Changes

As a reminder, effective January 1, 2020, we changed our management reporting and updated our reportable segments to Propulsion, Parts and Accessories, and Boats to align with our strategy. Therefore, for all periods presented in this release, all figures and outlook statements incorporate this change unless otherwise noted. Please see the Current Report on Form 8-K dated January 30, 2020 for more information.

2020 Second Quarter Results

For the second quarter of 2020, Brunswick reported consolidated net sales of $987.8 million, down from $1,163.5 million in 2019. Diluted EPS for the quarter was $0.89 on a GAAP basis and $0.99 on an as adjusted basis. Comparative second quarter earnings results, including reconciliations of GAAP to as adjusted amounts, are shown below:

	Operating Earnings		Diluted Earnings (Loss) Per Share
$ millions (except per share data)	Q2 2020	Q2 2019	Q2 2020	Q2 2019
GAAP	$107.0	$162.7	$0.89	$1.28
Restructuring, exit, and impairment	2.1	5.4	0.02	0.05
Purchase accounting amortization	7.6	7.3	0.07	0.06
Acquisition and IT related costs	1.2	1.8	0.01	0.01
Sport Yacht & Yachts	—	2.9	—	0.03
Pension settlement benefit	—	—	(0.01)	—
Special tax items	—	—	0.01	0.02
As Adjusted	$117.9	$180.1	$0.99	$1.45
Percent decrease	(34.5)%		(31.7)%

GAAP Operating Margin	10.8%	14.0%	(320) bps
Adjusted Operating Margin	11.9%	15.5%	(360) bps

bps = basis points

Review of Cash Flow and Balance Sheet

Cash and marketable securities totaled $553.9 million at the end of the second quarter, up $221.2 million from year-end 2019 levels. This change includes net cash provided by operating activities during the first six months of the year of $215.7 million, which increased by $68.3 million versus the prior year, primarily as a result of more favorable changes in working capital, driven mainly by decreases in inventory levels, partially offset by lower net earnings.

Investing and financing activities resulted in net cash provided of $7.0 million during the first-half of 2020, including $185.0 million of precautionary revolving credit facility net borrowings, and also included $90.7 million of capital expenditures, $38.2 million of dividend payments, and $34.1 million of share repurchases through early March.

Propulsion Segment - Financial Highlights

$ millions	Q2 2020	Q2 2019	(Decr)
Net Sales	$395.4	$461.5	(14.3)%

Operating Earnings	$47.7	$71.0	(32.8)%
The Propulsion segment, which manufactures and distributes marine engines and related controls, rigging, and propellers, reported a sales decrease in the quarter as continued strong demand for higher horsepower outboard engine categories and related controls and systems was offset by the impact of production suspensions at Mercury and its OEM customers due to the COVID-19 pandemic. Operating earnings also decreased as benefits from cost reduction activities were more than offset by lower sales and the unfavorable absorption resulting from COVID-19 production disruptions, as well as the unfavorable impact of changes in foreign exchange rates and tariffs.

Parts and Accessories Segment - Financial Highlights

$ millions	Q2 2020	Q2 2019	(Decr)
Net Sales	$386.5	$410.0	(5.7)%

Operating Earnings GAAP	$80.1	$88.2	(9.2)%
Restructuring, exit, and impairment charges	—	0.6	NM
Purchase accounting amortization	7.2	7.2	—%
Operating Earnings, as adjusted	$87.3	$96.0	(9.1)%
NM = not meaningful
The Parts and Accessories segment, which contains engine parts and consumables, electrical products, boat parts and systems, and the distribution business, reported lower sales in the quarter as strong growth in the distribution business was offset by lower sales in other businesses. Both revenue and earnings were negatively affected by stay-at-home restrictions, which disrupted dealer, retail, and OEM operations in many locations in the first-half of the quarter, and offset the impact of cost reduction actions.

Boat Segment - Financial Highlights

$ millions	Q2 2020	Q2 2019	Incr (Decr)
Net Sales	$249.9	$366.6	(31.8)%

Operating Earnings GAAP	$2.0	$25.8	(92.2)%
Restructuring, exit, and impairment charges	0.3	2.6	(88.5)%
Acquisition related costs	0.6	1.3	(53.8)%
Purchase accounting amortization	0.4	0.1	NM
Sport Yacht & Yachts	—	2.9	NM
Operating Earnings, as adjusted	$3.3	$32.7	(89.9)%
NM = not meaningful
The Boat segment, which manufactures and distributes recreational boats, and includes Business Acceleration operations, reported lower sales and earnings against prior year due to the temporary suspension of manufacturing in most plants in April and ramp-up activities into May. Freedom Boat Club, which is part of Business Acceleration, contributed approximately 2 percent of sales in the quarter, despite many locations being impacted by local business closure orders early in the quarter.

2020 Outlook

"While we remain very cognizant of potential future macroeconomic headwinds and other uncertainties, our resilient second quarter performance, together with a surging marine retail environment, has created substantial growth opportunities for the remainder of 2020 and 2021," said Foulkes. "Given recent sustained demand, elevated production levels over time will be required to rebuild pipelines, and together with substantial upcoming new product offerings, should drive wholesale growth through 2021 and potentially beyond. Our focus on structural cost containment, along with our strong financial profile and healthy balance sheet and liquidity, enable us to invest in our businesses, consistent with our standing objective of driving shareholder value, while ensuring that we continue to prioritize and devote our best efforts to protecting the health and welfare of our employees in the COVID-19 environment.

Although we are through a majority of the retail selling season, projecting the demand environment and operating results for the remainder of 2020 still involves a high degree of uncertainty. The progression of the pandemic remains fluid, and the resulting impact on our dealers, OEM partners, suppliers, and the macro-economy remains unclear. These factors will ultimately influence the performance of the marine market and the health of the global consumer. In response, our businesses continue to prepare for a range of scenarios, and our plan for the remainder of the year is based on the following assumptions:

1.
We anticipate that U.S. marine industry retail unit demand will be up low-single digit percent for the year, with stronger demand in the U.S. than in international regions. We assume that wholesale comparisons will be significantly better than retail in the back-half of the year due mostly to the pipeline reduction actions executed in the second-half of 2019, and the current low pipeline inventory levels due to the strong retail demand and production suspensions in the second quarter.

2.
We expect operating expenses of between $560 and $575 million for the year, which represents an approximate 10 percent decrease from our initial 2020 plan. While slightly higher than our estimate after the first quarter, this increase represents costs necessary to drive growth in the improved market, while continuing to invest in the critical product and technology programs that we believe will generate future market share gains and earnings growth.

3.
We are not making any major changes to our capital strategy for the year. However, we do plan to repay an additional $60 million of long-term debt in the second-half of the year, bringing our full-year debt reduction to $100 million. In addition, yesterday we repaid $100 million of borrowings under our revolving credit facility, and plan to repay the remaining $85 million during the third quarter.

It cannot be overstated that the level of recovery of the global economy, normalized channel operations, and the absence of significant additional disruption to our global operations will be the most important factors in determining whether we ultimately perform in line with our current assumptions. Subject to this uncertainty, and although our formal guidance for 2020 remains withdrawn, we would anticipate our second-half 2020 performance to result in:

A.
Second-half 2020 revenue and operating earnings exceeding second-half 2019, as our parts & accessories business should remain steady and our propulsion and boat businesses will ramp-up production to meet demand and refill pipelines.

B.	Second-half 2020 operating leverage to fall between high-teens and low-twenties percent.

C.	Full-year free cash flow generation in excess of $325 million, which was our original pre-COVID-19 target for 2020.

Finally, I remain confident in our 2020-2022 strategic plan. The growth trajectory in longer-term plans is rarely linear, and we expect this plan to be no different. However, given our strong financial position, investment in new product and technology development leading to market share gains, current low pipeline levels, continued growth at Freedom Boat Club, and our focus on operational efficiency and cost containment, we believe that our 2022 financial objectives as shared in Miami in February remain in reach," Foulkes concluded.

Use of Non-GAAP Financial Information

A reconciliation of GAAP to non-GAAP financial measures used in this release is provided in the reconciliation sections of the consolidated financial statements accompanying this release.

In order to better align Brunswick's reported results with the internal metrics used by Brunswick's management to evaluate business performance as well as to provide better comparisons to prior periods and peer data, non-GAAP measures used in this release exclude the impact of purchase accounting amortization related to the Power Products and Freedom Boat Club acquisitions.

Brunswick does not provide forward-looking guidance for certain financial measures on a GAAP basis because it is unable to predict certain items contained in the GAAP measures without unreasonable efforts. These items may include restructuring, exit, and impairment costs, special tax items, acquisition-related costs, and certain other unusual adjustments.

Conference Call Scheduled

Brunswick will host a conference call today at 10 a.m. CDT, hosted by David M. Foulkes, chief executive officer, Ryan M. Gwillim, senior vice president and chief financial officer, and Brent G. Dahl, vice president. The call will be broadcast over the Internet at www.brunswick.com/investors. To listen to the call, go to the website at least 15 minutes before the call to register, download and install any needed audio software.

See Brunswick’s website for slides used to supplement conference call remarks at www.brunswick.com/investors.

Security analysts and investors wishing to participate via telephone should call 866-353-8985 (passcode: Brunswick Q2). Callers outside of North America should call 409-217-8085 (passcode: Brunswick Q2) to be connected. These numbers can be accessed 15 minutes before the call begins, as well as during the call. A replay of the conference call will be available through midnight EDT on Wednesday August 5, 2020, by calling 855-859-2056 or international dial 404-537-3406 (passcode: 7777136). The replay will also be available at www.brunswick.com.

Forward-Looking Statements

Certain statements in this news release are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations, estimates, and projections about Brunswick’s business and by their nature address matters that are, to different degrees, uncertain. Words such as “may,” “could,” “expect,” "anticipate," "project," "position," “intend,” “target,” “plan,” “seek,” “estimate,” “believe,” “predict,” “outlook,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this news release. These risks include, but are not limited to: the coronavirus (COVID-19) pandemic, including, without limitation, the impact on global economic conditions and capital and financial markets, changes in consumer behavior and demand, the potential unavailability of personnel or key facilities, modifications to our operations, and the potential implementation of regulatory actions, the effect of adverse general economic conditions, including the amount of disposable income consumers have available for discretionary spending, tight consumer credit markets, and the level of consumer confidence on the demand for our products and services; our ability to successfully implement our strategic plan and growth initiatives; our ability to identify, complete, and integrate targeted acquisitions; the risk that unexpected costs will be incurred in connection with these transactions; the possibility that the expected synergies and value creation from these transactions will not be realized or will not be realized within the expected time period; having to record an impairment to the value of goodwill and other assets; changes to U.S. trade policy and tariffs; negative currency trends, including changes to exchange rates; fiscal policy concerns; adequate financing access for dealers and customers and our ability to access capital and credit markets; maintaining effective distribution; adverse economic, credit, and capital market conditions; loss of key customers; attracting and retaining skilled labor, implementing succession plans for key leadership, and executing organizational and leadership changes; inventory reductions by dealers, retailers, or independent boat builders; requirements for us to repurchase inventory; actual or anticipated increases in costs, disruptions of supply, or defects in raw materials, parts, or components we purchase from third parties, including as a result of new tariffs on raw materials, increased demand for shipping carriers, and transportation disruptions; higher energy and fuel costs; our ability to protect our brands and intellectual property; absorbing fixed costs in production; managing our manufacturing footprint; outages, breaches, or other cybersecurity events regarding our technology systems, which could result in lost or stolen information and associated remediation costs; managing our share repurchases; competitive pricing pressures; our ability to develop new and innovative products and services at a competitive price, in legal compliance with existing rules; maintaining product quality and service standards; product liability, warranty, and other claims risks; legal and regulatory compliance, including increased costs, fines, and reputational risks; changes in income tax legislation or enforcement; certain divisive shareholder activist actions; joint ventures that do not operate solely for our benefit; international business risks; and weather and catastrophic event risks.

Additional risk factors are included in the Company’s Annual Report on Form 10-K for 2019 and in subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date on which they are made, and Brunswick does not undertake any obligation to update them to reflect events or circumstances after the date of this news release or for changes by wire services or Internet service providers.

About Brunswick

Headquartered in Mettawa, Ill., Brunswick Corporation’s leading consumer brands include Mercury Marine outboard engines; Mercury MerCruiser sterndrive and inboard packages; Mercury global parts and accessories including propellers and SmartCraft electronics; Power Products Integrated Solutions; MotorGuide trolling motors; Attwood, Garelick, and Whale marine parts; Land ’N’ Sea, BLA, Payne’s Marine, Kellogg Marine, and Lankhorst Taselaar marine parts distribution; Mercury and Quicksilver parts and oils; Bayliner, Boston Whaler, Crestliner, Cypress Cay, Harris, Lowe, Lund, Princecraft, Quicksilver, Rayglass, Sea Ray, Thunder Jet and Uttern boats; Boating Services Network, Freedom Boat Club, NAUTIC-ON, OnBoard Boating Club and Rentals. For more information, visit www.brunswick.com.

Brunswick Corporation Comparative Condensed Consolidated Statements of Operations (in millions, except per share data) (unaudited)

	Three Months Ended
	June 27, 2020	June 29, 2019	% Change
Net sales	$987.8	$1,163.5	-15%
Cost of sales	731.8	835.5	-12%
Selling, general and administrative expense	119.2	126.4	-6%
Research and development expense	27.7	33.5	-17%
Restructuring, exit and impairment charges	2.1	5.4	-61%
Operating earnings	107.0	162.7	-34%
Equity earnings	1.1	1.6	-31%
Other expense, net	(0.9)	(0.1)	NM
Earnings before interest and income taxes	107.2	164.2	-35%
Interest expense	(18.7)	(20.8)	-10%
Interest income	0.3	0.4	-25%
Earnings before income taxes	88.8	143.8	-38%
Income tax provision	17.6	31.7	-44%
Net earnings from continuing operations	$71.2	$112.1	-36%

Discontinued operations:
(Loss) earnings from discontinued operations, net of tax	(0.5)	$6.9	NM
Loss on disposal of discontinued operations, net of tax	—	(41.5)	NM
Net loss from discontinued operations, net of tax	(0.5)	(34.6)	NM
Net earnings	$70.7	$77.5	-9%

Earnings (loss) per common share:
Basic
Earnings from continuing operations	$0.89	$1.29	-31%
Loss from discontinued operations	(0.00)	(0.40)	NM
Net earnings	$0.89	$0.89	0%

Diluted
Earnings from continuing operations	$0.89	$1.28	-30%
Loss from discontinued operations	(0.00)	(0.39)	NM
Net earnings	$0.89	$0.89	0%

Weighted average shares used for computation of:
Basic earnings per common share	79.6	86.9
Diluted earnings per common share	79.8	87.3

Effective tax rate	19.8%	22.0%

NM = not meaningful

Brunswick Corporation Comparative Condensed Consolidated Statements of Operations - Reconciliations to Adjusted Metrics (in millions, except per share data) (unaudited)

	Three Months Ended
	June 27, 2020	June 29, 2019	% Change
Reconciliations
Net sales	$987.8	$1,163.5	-15%
Sport yacht & yachts (1)	—	0.7
Adjusted net sales	$987.8	$1,164.2	-15%

Gross margin	$256.0	$328.0	-22%
Sport yacht & yachts (1)	—	2.5
Adjusted gross margin	$256.0	$330.5	-23%

Operating earnings	$107.0	$162.7	-34%
Restructuring, exit, and impairment charges	2.1	5.4
Purchase accounting amortization (2)	7.6	7.3
Acquisition and IT-related costs (2)	1.2	1.8
Sport yacht & yachts (1)	—	2.9
Adjusted operating earnings	$117.9	$180.1	-35%

Earnings before income taxes	$88.8	$143.8	-38%
Restructuring, exit, and impairment charges	2.1	5.4
Purchase accounting amortization (2)	7.6	7.3
Acquisition and IT-related costs (2)	1.2	1.8
Sport yacht & yachts (1)	—	2.9
Pension settlement benefit (3)	(1.3)	—
Adjusted pretax earnings	$98.4	$161.2	-39%

Diluted earnings per common share from continuing operations	$0.89	$1.28	-30%
Restructuring, exit, and impairment charges	0.02	0.05
Purchase accounting amortization (2)	0.07	0.06
Acquisition and IT-related costs (2)	0.01	0.01
Special tax items	0.01	0.02
Sport yacht & yachts (1)	—	0.03
Pension settlement benefit (3)	(0.01)	—
Adjusted diluted earnings per common share from continuing operations	$0.99	$1.45	-32%

(1) In the second quarter of 2018, the Company announced its intention to wind down Sport yacht & yachts operations. In the three months ended June 29, 2019, the Company recorded charges of $2.9 million related to Sport yacht & yachts, consisting of ($0.7) million of Net sales, $1.8 million of Cost of sales (COS) and $0.4 million of Selling, general and administrative (SG&A).

(2) In both the three months ended June 27, 2020 and June 29, 2019, the Company recorded $7.2 million of purchase accounting amortization in SG&A within its Parts and Accessories segment. In the three months ended June 27, 2020, the Company also recorded $0.6 million of acquisition-related costs and $0.4 million of purchase accounting amortization in SG&A within its Boat segment; and $0.6 million of IT transformation charges in SG&A within Corporate/Other resulting from the Fitness separation. For the three months ended June 29, 2019, the Company recorded $1.3 million of acquisition-related costs and $0.1 million of purchase accounting amortization in SG&A within its Boat segment; and $0.5 million of IT transformation charges in SG&A within Corporate/Other resulting from the Fitness separation.

(3) The Company recorded a $1.3 million pension settlement benefit in the second quarter of 2020 in connection with the exit of its defined benefit plans.

Brunswick Corporation Comparative Condensed Consolidated Statements of Operations (in millions, except per share data) (unaudited)

	Six Months Ended
	June 27, 2020	June 29, 2019	% Change
Net sales	$1,953.3	$2,214.2	-12%
Cost of sales	1,453.5	1,606.7	-10%
Selling, general and administrative expense	230.5	259.9	-11%
Research and development expense	56.6	62.2	-9%
Restructuring, exit and impairment charges	2.5	8.6	-71%
Operating earnings	210.2	276.8	-24%
Equity earnings	2.9	3.5	-17%
Other expense, net	(0.2)	(1.7)	-88%
Earnings before interest and income taxes	212.9	278.6	-24%
Interest expense	(35.6)	(40.6)	-12%
Interest income	0.6	0.8	-25%
Earnings before income taxes	177.9	238.8	-26%
Income tax provision	36.0	50.5	-29%
Net earnings from continuing operations	$141.9	$188.3	-25%

Discontinued operations:
Loss from discontinued operations, net of tax	$(1.1)	$(105.6)	NM
Loss on disposal of discontinued operations, net of tax	(1.1)	(41.5)	NM
Loss from discontinued operations, net of tax	(2.2)	(147.1)	NM
Net earnings	$139.7	$41.2	NM

Earnings (loss) per common share:
Basic
Earnings from continuing operations	$1.78	$2.16	-18%
Loss from discontinued operations	(0.03)	(1.69)	NM
Net earnings	$1.75	$0.47	NM

Diluted
Earnings from continuing operations	$1.77	$2.15	-18%
Loss from discontinued operations	(0.02)	(1.68)	NM
Net earnings	$1.75	$0.47	NM

Weighted average shares used for computation of:
Basic earnings per common share	79.8	87.2
Diluted earnings per common share	80.0	87.7

Effective tax rate	20.2%	21.1%

NM = not meaningful

Brunswick Corporation Comparative Condensed Consolidated Statements of Operations - Reconciliations to Adjusted Metrics (in millions, except per share data) (unaudited)

	Six Months Ended
	June 27, 2020	June 29, 2019	% Change
Reconciliations
Net sales	$1,953.3	$2,214.2	-12%
Sport yacht & yachts (1)	—	0.7
Adjusted net sales	$1,953.3	$2,214.9	-12%

Gross margin	$499.8	$607.5	-18%
Sport yacht & yachts (1)	—	2.5
Adjusted gross margin	$499.8	$610.0	-18%

Operating earnings	$210.2	$276.8	-24%
Restructuring, exit, and impairment charges	2.5	8.6
Purchase accounting amortization (2)	15.1	14.5
Acquisition and IT-related costs (2)	2.6	1.8
Sport yacht & yachts (1)	—	2.9
Adjusted operating earnings	$230.4	$304.6	-24%

Earnings before income taxes	$177.9	$238.8	-26%
Restructuring, exit, and impairment charges	2.5	8.6
Purchase accounting amortization (2)	15.1	14.5
Acquisition and IT-related costs (2)	2.6	1.8
Sport yacht & yachts (1)	—	2.9
Pension settlement benefit (3)	(1.3)	—
Adjusted pretax earnings	$196.8	$266.6	-26%

Diluted earnings per common share	$1.77	$2.15	-18%
Restructuring, exit, and impairment charges	0.02	0.07
Purchase accounting amortization (2)	0.15	0.13
Acquisition and IT-related costs (2)	0.03	0.01
Sport yacht & yachts (1)	—	0.03
Special tax items	(0.00)	(0.00)
Pension settlement benefit (3)	(0.01)	—
Adjusted diluted earnings per common share	$1.96	$2.39	-18%

(1) In the second quarter of 2018, the Company announced its intention to wind down Sport yacht & yachts operations. In the six months ended June 29, 2019, the Company recorded charges of $2.9 million related to Sport yacht & yachts, consisting of $(0.7) million of Net sales, $1.8 million of Cost of sales (COS) and $0.4 million of Selling, general and administrative (SG&A).

(2) In both the six months ended June 27, 2020 and June 29, 2019, the Company recorded $14.4 million of purchase accounting amortization in SG&A within its Parts and Accessories segment. In the six months ended June 27, 2020, the Company also recorded $1.3 million of acquisition-related costs and $0.7 million of purchase accounting amortization in SG&A within its Boat segment; and $1.3 million of IT transformation charges in SG&A within Corporate/Other resulting from the Fitness separation. For the six months ended June 29, 2019, the Company recorded $1.3 million of acquisition-related costs and $0.1 million of purchase accounting amortization in SG&A within its Boat segment; and $0.5 million of IT transformation charges in SG&A within Corporate/Other resulting from the Fitness separation.

(3) The Company recorded a $1.3 million pension settlement benefit in the second quarter of 2020 in connection with the exit of its defined benefit plans.

Brunswick Corporation Selected Financial Information (in millions) (unaudited) Segment Information - GAAP

	Three Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	June 27, 2020	June 29, 2019	% Change	June 27, 2020	June 29, 2019	% Change	June 27, 2020	June 29, 2019
Propulsion	$395.4	$461.5	-14.3%	$47.7	$71.0	-33%	12.1%	15.4%
Parts & Accessories	386.5	410.0	-5.7%	80.1	88.2	-9%	20.7%	21.5%
Boat	249.9	366.6	-31.8%	2.0	25.8	-92%	0.8%	7.0%
Corporate/Other	—	—		(22.8)	(22.3)	2%
Segment Eliminations	(44.0)	(74.6)	-41.0%	—	—
Total	$987.8	$1,163.5	-15.1%	$107.0	$162.7	-34%	10.8%	14.0%

	Six Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	June 27, 2020	June 29, 2019	% Change	June 27, 2020	June 29, 2019	% Change	June 27, 2020	June 29, 2019
Propulsion	$844.0	$913.9	-7.6%	$109.0	$130.9	-17%	12.9%	14.3%
Parts & Accessories	688.1	723.6	-4.9%	126.3	136.0	-7%	18.4%	18.8%
Boat	541.4	739.9	-26.8%	7.1	52.8	-87%	1.3%	7.1%
Corporate/Other	—	—		(32.2)	(42.9)	-54%
Segment Eliminations	(120.2)	(163.2)	-26.3%	—	—
Total	$1,953.3	$2,214.2	-11.8%	$210.2	$276.8	-24%	10.8%	12.5%

Segment Information - As Adjusted

	Three Months Ended
	Net Sales (1)				Operating Earnings (Loss) (2)				Operating Margin
	June 27, 2020	June 29, 2019	% Change		June 27, 2020		June 29, 2019	% Change	June 27, 2020	June 29, 2019
Propulsion	$395.4	$461.5	-14.3%		$47.7		$71.0	-32.8%	12.1%	15.4%
Parts & Accessories	386.5	410.0	-5.7%		87.3		96.0	-9.1%	22.6%	23.4%
Boat	249.9	367.3	-32.0%	—	3.3	—	32.7	-89.9%	1.3%	8.9%
Corporate/Other	—	—			(20.4)	—	(19.6)	4.1%
Segment Eliminations	(44.0)	(74.6)	-41.0%		—		—
Total	$987.8	$1,164.2	-15.2%		$117.9		$180.1	-34.5%	11.9%	15.5%

(1) Net sales for the three months ended June 29, 2019 excludes ($0.7) million related to Sport yacht & yachts.

(2) Operating earnings (loss) for the three months ended June 27, 2020 excludes $10.9 million of charges; the Parts and Accessories segment excludes charges of $7.2 million of purchase accounting amortization; the Boat segment excludes charges of $1.2 million, comprised of $0.2 million of restructuring, exit and impairment charges, $0.6 million of acquisition-related costs and $0.4 million of purchase accounting amortization; and Corporate/Other excludes charges of $2.5 million, comprised of $1.9 million of restructuring, exit and impairment charges and $0.6 million of IT transformation costs, resulting from the Fitness separation.

Operating earnings (loss) for the three months ended June 29, 2019 excludes $17.4 million of charges; the Parts and Accessories segment excludes charges of $7.8 million, comprised of $0.6 million of restructuring, exit and impairment charges and $7.2 million of purchase accounting amortization; the Boat segment excludes charges of $6.9 million, comprised of $2.6 million of restructuring, exit and impairment charges, $2.9 million related to Sport yacht & yachts, $1.3 million of acquisition-related costs and $0.1 million of purchase accounting amortization; and Corporate/Other excludes charges of $2.7 million, comprised of $2.2 million restructuring, exit and impairment charges and $0.5 million of IT transformation costs, resulting from the Fitness separation.

	Six Months Ended
	Net Sales(1)				Operating Earnings (Loss) (2)				Operating Margin
	June 27, 2020	June 29, 2019	% Change		June 27, 2020		June 29, 2019	% Change	June 27, 2020	June 29, 2019
Propulsion	$844.0	$913.9	-7.6%		$109.0		$130.9	-16.7%	12.9%	14.3%
Parts & Accessories	688.1	723.6	-4.9%		141.0		151.0	-6.6%	20.5%	20.9%
Boat	541.4	740.6	-26.9%	—	9.4	—	61.7	-84.8%	1.7%	8.3%
Corporate/Other	—	—			(29.0)	—	(39.0)	-25.6%
Segment Eliminations	(120.2)	(163.2)	-26.3%		—		—
Total	$1,953.3	$2,214.9	-11.8%		$230.4		$304.6	-24.4%	11.8%	13.8%

(1) Net sales for the six months ended June 29, 2019 excludes ($0.7) million related to Sport yacht & yachts.

(2) Operating earnings (loss) for the six months ended June 27, 2020 excludes $20.2 million of charges; the Parts and Accessories segment excludes charges of $14.7 million, comprised of $0.3 million of restructuring, exit, and impairment charges and $14.4 million of purchase accounting amortization; the Boat segment excludes charges of $2.2 million, comprised of $0.2 million of restructuring, exit and impairment charges, $1.3 million of acquisition-related costs and $0.7 million of purchase accounting amortization; and Corporate/Other excludes charges of $3.3 million, comprised of $2.0 million of restructuring, exit and impairment charges and $1.3 million of IT transformation costs, resulting from the Fitness separation.

Operating earnings (loss) for the six months ended June 29, 2019 excludes $27.8 million of charges; the Parts and Accessories segment excludes charges of $15.0 million, comprised of $0.6 million of restructuring, exit and impairment charges and $14.4 million of purchase accounting amortization; the Boat segment excludes charges of $8.9 million, comprised of $4.6 million of restructuring, exit and impairment charges, $2.9 million related to Sport yacht & yachts, $1.3 million of acquisition-related costs and $0.1 million of purchase accounting amortization; and Corporate/Other excludes charges of $3.9 million, comprised of $3.4 million restructuring, exit and impairment charges and $0.5 million of IT transformation costs, resulting from the Fitness separation.

Brunswick Corporation Selected Financial Information (in millions) (unaudited) Disaggregated Revenue
	Three Months Ended
	June 27, 2020
	Propulsion	Parts & Accessories	Boat	Total
Geographic Markets
United States	$224.9	$293.8	$183.2	$701.9
Europe	69.8	41.9	35.3	147.0
Asia-Pacific	66.5	24.6	3.2	94.3
Canada	13.4	19.5	23.7	56.6
Rest-of-World	20.8	6.7	4.5	32.0
Segment Eliminations	(39.8)	(4.2)	—	(44.0)
Total	$355.6	$382.3	$249.9	$987.8

Major Product Lines
Outboard Engines	$314.3	$—	$—	$314.3
Controls, Rigging, and Propellers	53.2	—	—	53.2
Sterndrive Engines	27.9	—	—	27.9
Distribution Parts and Accessories	—	190.7	—	190.7
Advanced Systems Group	—	86.8	—	86.8
Engine Parts and Accessories	—	109.0	—	109.0
Aluminum Freshwater Boats	—	—	94.2	94.2
Recreational Fiberglass Boats	—	—	89.6	89.6
Saltwater Fishing Boats	—	—	59.0	59.0
Business Acceleration	—	—	8.3	8.3
Boat Eliminations/Other	—	—	(1.2)	(1.2)
Segment Eliminations	(39.8)	(4.2)	—	(44.0)
Total	$355.6	$382.3	$249.9	$987.8

	Three Months Ended
	June 29, 2019
	Propulsion	Parts & Accessories	Boat (1)	Total
Geographic Markets
United States	$309.9	$300.8	$271.2	$881.9
Europe	75.1	50.6	34.6	160.3
Asia-Pacific	33.5	23.9	6.4	63.8
Canada	16.2	23.3	47.4	86.9
Rest-of-World	26.8	11.4	7.0	45.2
Segment Eliminations	(67.9)	(6.7)	—	(74.6)
Total	$393.6	$403.3	$366.6	$1,163.5

Major Product Lines
Outboard Engines	$353.9	$—	$—	$353.9
Controls, Rigging, and Propellers	57.8	—	—	57.8
Sterndrive Engines	49.8	—	—	49.8
Distribution Parts and Accessories	—	174.6	—	174.6
Advanced Systems Group	—	120.8	—	120.8
Engine Parts and Accessories	—	114.6	—	114.6
Aluminum Freshwater Boats	—	—	160.8	160.8
Recreational Fiberglass Boats	—	—	119.5	119.5
Saltwater Fishing Boats	—	—	82.6	82.6
Business Acceleration	—	—	4.3	4.3
Boat Eliminations/Other	—	—	(0.6)	(0.6)
Segment Eliminations	(67.9)	(6.7)	—	(74.6)
Total	$393.6	$403.3	$366.6	$1,163.5

(1) Includes ($0.7) million of Sea Ray Sport yacht & yachts in the United States.

Brunswick Corporation Selected Financial Information (in millions) (unaudited) Disaggregated Revenue
	Six Months Ended
	June 27, 2020
	Propulsion	Parts & Accessories	Boat	Total
Geographic Markets
United States	$515.8	$504.7	$398.7	$1,419.2
Europe	139.4	84.7	70.4	294.5
Asia-Pacific	115.8	49.3	8.8	173.9
Canada	27.5	33.2	55.5	116.2
Rest-of-World	45.5	16.2	8.0	69.7
Segment Eliminations	(108.9)	(11.3)	—	(120.2)
Total	$735.1	$676.8	$541.4	$1,953.3

Major Product Lines
Outboard Engines	$668.1	$—	$—	$668.1
Controls, Rigging, and Propellers	110.7	—	—	110.7
Sterndrive Engines	65.2	—	—	65.2
Distribution Parts and Accessories	—	312.0	—	312.0
Advanced Systems Group	—	189.9	—	189.9
Engine Parts and Accessories	—	186.2	—	186.2
Aluminum Freshwater Boats	—	—	214.7	214.7
Recreational Fiberglass Boats	—	—	191.4	191.4
Saltwater Fishing Boats	—	—	118.8	118.8
Business Acceleration	—	—	18.3	18.3
Boat Eliminations/Other	—	—	(1.8)	(1.8)
Segment Eliminations	(108.9)	(11.3)	—	(120.2)
Total	$735.1	$676.8	$541.4	$1,953.3

	Six Months Ended
	June 29, 2019
	Propulsion	Parts & Accessories	Boat (1)	Total
Geographic Markets
United States	$619.7	$515.2	$545.1	$1,680.0
Europe	148.2	96.7	71.3	316.2
Asia-Pacific	64.9	48.6	11.8	125.3
Canada	31.1	39.7	97.4	168.2
Rest-of-World	50.0	23.4	14.3	87.7
Segment Eliminations	(146.9)	(16.3)	—	(163.2)
Total	$767.0	$707.3	$739.9	$2,214.2

Major Product Lines
Outboard Engines	$706.2	$—	$—	$706.2
Controls, Rigging, and Propellers	111.0	—	—	111.0
Sterndrive Engines	96.7	—	—	96.7
Distribution Parts and Accessories	—	298.8	—	298.8
Advanced Systems Group	—	224.8	—	224.8
Engine Parts and Accessories	—	200.0	—	200.0
Aluminum Freshwater Boats	—	—	327.0	327.0
Recreational Fiberglass Boats	—	—	234.5	234.5
Saltwater Fishing Boats	—	—	172.8	172.8
Business Acceleration	—	—	6.7	6.7
Boat Eliminations/Other	—	—	(1.1)	(1.1)
Segment Eliminations	(146.9)	(16.3)	—	(163.2)
Total	$767.0	$707.3	$739.9	$2,214.2

(1) Includes ($0.7) million of Sea Ray Sport yacht & yachts in the United States.

Brunswick Corporation Comparative Condensed Consolidated Balance Sheets (in millions) (unaudited)

	June 27, 2020	December 31, 2019	June 29, 2019
Assets
Current assets
Cash and cash equivalents, at cost, which approximates fair value	$541.5	$320.3	$656.1
Restricted cash	11.6	11.6	11.6
Short-term investments in marketable securities	0.8	0.8	0.8
Total cash and short-term investments in marketable securities	553.9	332.7	668.5
Accounts and notes receivable, net	452.6	331.8	484.5
Inventories
Finished goods	411.5	554.3	528.8
Work-in-process	99.3	101.3	98.2
Raw materials	166.1	168.9	174.8
Net inventories	676.9	824.5	801.8
Prepaid expenses and other	30.7	36.8	56.6
Current assets	1,714.1	1,525.8	2,011.4

Net property	815.4	796.4	747.0

Other assets
Goodwill	415.4	415.0	410.7
Other intangibles, net	567.1	583.5	599.4
Deferred income tax asset	102.9	118.7	144.2
Operating lease assets	81.9	83.2	80.4
Equity investments	29.4	29.5	32.7
Other long-term assets	12.9	12.3	15.0
Other assets	1,209.6	1,242.2	1,282.4

Total assets	$3,739.1	$3,564.4	$4,040.8

Liabilities and shareholders’ equity
Current liabilities
Short-term debt and current maturities of long-term debt	$225.3	$41.3	$40.3
Accounts payable	328.3	393.5	412.9
Accrued expenses	501.0	509.6	562.5
Current liabilities	1,054.6	944.4	1,015.7

Debt	1,060.4	1,068.0	1,240.1
Other long-term liabilities	259.7	251.1	247.7
Shareholders’ equity	1,364.4	1,300.9	1,537.3
Total liabilities and shareholders’ equity	$3,739.1	$3,564.4	$4,040.8

Supplemental Information
Debt-to-capitalization rate	48.5%	46.0%	45.4%

Brunswick Corporation Comparative Condensed Consolidated Statements of Cash Flows (in millions) (unaudited)

	Six Months Ended
	June 27, 2020	June 29, 2019
Cash flows from operating activities
Net earnings	$139.7	$41.2
Less: net loss from discontinued operations, net of tax	(2.2)	(147.1)
Net earnings from continuing operations, net of tax	141.9	188.3
Stock compensation expense	8.8	7.0
Depreciation and amortization	72.2	66.4
Pension expense, net of (funding)	(2.5)	1.2
Asset impairment charges	—	2.9
Deferred income taxes	15.6	29.3
Changes in certain current assets and current liabilities	(38.6)	(154.0)
Long-term extended warranty contracts and other deferred revenue	6.1	6.1
Income taxes	7.0	6.4
Other, net	5.2	(6.2)
Net cash provided by operating activities of continuing operations	215.7	147.4
Net cash provided by (used for) operating activities of discontinued operations	0.9	(8.1)
Net cash provided by operating activities	216.6	139.3

Cash flows from investing activities
Capital expenditures	(90.7)	(135.2)
Investments	(1.1)	(0.2)
Acquisition of businesses, net of cash acquired	—	(64.4)
Proceeds from the sale of property, plant and equipment	1.6	—
Net cash used for investing activities of continuing operations	(90.2)	(199.8)
Net cash provided by investing activities of discontinued operations	—	481.9
Net cash (used for) provided by investing activities	(90.2)	282.1

Cash flows from financing activities
Proceeds from issuances of short-term debt	610.0	655.0
Payments of short-term debt	(425.0)	(655.0)
Net proceeds from issuances of long-term debt	—	223.1
Payments of long-term debt including current maturities	(9.4)	(168.1)
Common stock repurchases	(34.1)	(69.8)
Cash dividends paid	(38.2)	(36.4)
Proceeds from share-based compensation activity	0.6	0.9
Tax withholding associated with shares issued for share-based compensation	(6.7)	(8.0)
Other, net	—	(0.2)
Net cash provided by (used for) financing activities	97.2	(58.5)

Effect of exchange rate changes	(2.4)	1.4
Net increase in Cash and cash equivalents and Restricted cash	221.2	364.3
Cash and cash equivalents and Restricted cash at beginning of period	331.9	303.4

Cash and cash equivalents and Restricted cash at end of period	553.1	667.7
Less: Restricted cash	11.6	11.6
Cash and cash equivalents at end of period	$541.5	$656.1

Reconciliation
Free cash flow
Net cash provided by operating activities	$215.7	$147.4

Net cash provided by (used for):
Capital expenditures	(90.7)	(135.2)
Proceeds from the sale of property, plant and equipment	1.6	—
Effect of exchange rate changes	(2.4)	1.4
Free cash flow	$124.2	$13.6